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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the registration statements on Forms S-3 and S-8 (File No's.333-67382, as amended, 333-71192 and 333-59812) of Plum Creek Timber Company, Inc., of our report dated January 29, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Seattle, Washington
March 22, 2002